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Exhibit 99.1

        Preliminary Copy

ALDABRA ACQUISITION CORPORATION
540 Madison Avenue, 17th Floor
New York, New York 10022

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS
December 14, 2006

This proxy is solicited on behalf of the board of directors for the special meeting on December 14, 2006.

        The undersigned hereby appoints Nathan D. Leight and Jason G. Weiss, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all of the common shares of Aldabra Acquisition Corporation ("Aldabra"), held of record by the undersigned at the close of business on                          , 2006, at the special meeting of shareholders to be held at Sidley Austin LLP located at 787 Seventh Avenue, New York, NY 10019, at 10:00 a.m. Eastern Standard time on December 14, 2006, and at any adjournment or postponement thereof (the "Special Meeting"), upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, and in accordance with the instructions given by the undersigned on the reverse side of this proxy card. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the proxies are each authorized to vote such matter in his or her discretion. The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of the Notice of Special Meeting of Shareholders and the proxy statement/prospectus relating to the Special Meeting.

        The shares represented by this proxy card (the "Shares") shall be voted in accordance with the instructions given by the undersigned if the card is signed and returned. If this card is signed and returned without instructions, the Shares shall be voted in favor of all Proposals. In either case, each of the proxies is authorized to vote the Shares in his or her discretion on any other matter that may properly come before the meeting. If the undersigned does not vote by telephone, or sign and return a proxy card or attend the annual meeting and vote by ballot, the Shares will not be voted.

        Please mark your choices and sign the other side of the proxy card and return it promptly in the enclosed postage-paid envelope to Aldabra Acquisition Corporation, c/o Terrapin Partners LLC, 540 Madison Avenue, 17th Floor, New York, New York 10022.

Your directors recommend a vote "FOR" all Proposals

		FOR	AGAINST	ABSTAIN
1.	Adopt the Agreement and Plan of Merger, dated as of June 20, 2006, by and among GLDD Acquisitions Corp., Aldabra Acquisition Corporation, Aldabra Merger Sub, L.L.C., and certain of their respective stockholders as representatives of the parties to the merger agreement (the "merger agreement"), and approve the transactions contemplated by the merger agreement, including the merger of GLDD Acquisitions Corp. with and into Aldabra Merger Sub, L.L.C.	☐	☐	☐

EXERCISE
Only if you voted "AGAINST" Proposal Number 1 and you	CONVERSION
hold shares of Aldabra common stock issued in its initial public	RIGHTS:
offering, you may exercise your conversion rights and demand	☐
that Aldabra convert your shares of common stock into a pro rata portion of the trust account by marking the "Exercise Conversion Rights" box. If you exercise your conversion rights, then you will be exchanging your shares of Aldabra common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the merger is completed and you continue to hold these shares through the closing of the merger. Do not send your stock certificates with your proxy. You will receive instructions of how to return your stock certificates if you elect conversion.

		FOR	AGAINST	ABSTAIN
2.	Amend and restate Aldabra's certificate of incorporation to increase the number of authorized shares of common stock of Aldabra, par value $0.0001 per share, to a number sufficient to satisfy Aldabra's obligations under the merger agreement with respect to the issuance of Aldabra common stock, but in no event to exceed an additional 40,000,000 shares	☐	☐	☐

		FOR	WITHHOLD
3.	Election of Directors
	01 Thomas S. Souleles	☐	☐
	02 Douglas S. Grissom	☐	☐
	03 Douglas B. Mackie	☐	☐
	04 Nathan D. Leight	☐	☐
	05 Jason G. Weiss	☐	☐
	06 Jonathan W. Berger	☐	☐
	07 Peter R. Deutsch	☐	☐
	08 [Independent director]	☐	☐

		FOR	AGAINST	ABSTAIN
4.	Adopt the Agreement and Plan of Merger, dated as of August 21, 2006, by and among Aldabra, Great Lakes Dredge & Dock Holdings Corp. and GLH Merger Sub, L.L.C., and to approve the transactions contemplated thereby, including the merger of Aldabra with and into GLH Merger Sub, L.L.C.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
5.	Any other matters that may be properly be brought before the special meeting or at any adjournments or postponements thereof.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE
AND NOTE NEW ADDRESS AT LEFT:                        ☐

        Your signature is required if you are using this proxy card to vote your shares. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. If you attend the Special Meeting in person and decide to vote by ballot, such vote will supersede this proxy.

Date: , 2006

Name of Shareholder	Signature of Shareholder
Date: , 2006

Name of Shareholder (if held jointly)	Signature of Shareholder (if held jointly)

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  Exhibit 99.1